UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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HARRIS ASSOCIATES INVESTMENT TRUST
(Name of Registrant as Specified In Its Charter)

111 S. Wacker Drive, Suite 4600 Chicago, Illinois 60606-4319
(Address of Principal Executive Offices)

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The discussion below sets forth material factual errors in the ISS Proxy  Analysis & Benchmark Policy Voting Recommendations (the “ISS Recommendation”) with respect to the May 20th Special Shareholder Meeting for Harris Associates Investment Trust (the “Trust”).

Proposal 3B: Amend Declaration of Trust Regarding Treatment of Shareholder and Trust Claims: Derivative Claims

The ISS Recommendation states that “the current and proposed provision provide that a director will not be deemed to possess a personal interest or otherwise for compensation received for service on multiple fund boards managed by the same investment advisor…” and “The fund argues that the directors maintain their meaningful independence from the advisor, even though the directors often receive considerable compensation from serving on multiple boards within a fund complex.”

•                  These statements are factually incorrect because no trustee receives compensation from serving on multiple boards in connection with the Adviser.

•                  The mutual funds sponsored by the Adviser are organized in one Trust with one board and the trustees only receive compensation for their service with respect to this one Trust.

•                  The Adviser does not sponsor mutual funds in any other trust and so there are no separate boards on which any trustee could serve and receive compensation.

•                  Because these statements are factually incorrect, the concerns intended to be addressed by them are not applicable here and should not be a basis on which to recommend a vote AGAINST this proposal.

The ISS Recommendation states that “[t]he current and proposed provision legally establishes independence of a director in light of compensation received from not only service on the fund’s board but on other boards managed by the same advisor.”

•                  This statement is factually incorrect because the proposed amendment does not legally establish the independence of a trustee.  Trustee independence is established by the Investment Company Act of 1940 (the “1940 Act”) and Massachusetts law, regardless of the provisions in the Declaration of Trust.

•                  The Trust is organized as a Massachusetts business trust and is governed by Massachusetts law.

•                  Massachusetts law expressly provides that any investment company trustee who is not to be considered an “interested” trustee under the 1940 Act is deemed to be independent and disinterested for all purposes.  Mass. Gen. Laws Ann. ch. 182, § 2B (1998).

•                  The proposed amendment is, in part, intended to benefit shareholders by making them aware of existing legal requirements under Massachusetts law and the 1940 Act which would apply regardless of the proposed amendment.

•                  This statement is also factually incorrect because no trustee receives compensation from serving on multiple boards within the fund complex.  Please see the response above clarifying that trustees only receive compensation for their service with respect to one board for one Trust.

•                  Because the statements here are factually incorrect, the concerns intended to be addressed by them are not applicable and should not be a basis on which to recommend a vote AGAINST this proposal.

The ISS Recommendation states that “[a] demand on the board may be excused only if a majority of the board, or a majority of a committee established to assess the merits of such an action, has a personal financial interest in the action.”

•                  This statement is factually incorrect because Massachusetts law imposes a universal demand requirement under which shareholders must make pre-suit demand on the board.

•                  As a result, Massachusetts law provides that demand would not be excused even if a majority of the board had a personal financial interest in the action, regardless of the provisions of the Declaration of Trust.

•                  If a demand is made and refused by the board, that decision, and the basis for it, can be reviewed by a court.

•                  The proposed amendment is, in part, intended to benefit shareholders by making them aware of existing legal requirements under Massachusetts law which would apply regardless of the proposed amendment.

•                  Because the statement is factually incorrect, the concerns intended to be addressed by it are not applicable here and should not be a basis on which to recommend a vote AGAINST this proposal.

The ISS Recommendation states that a pre-suit demand provision “could effectively eliminate a shareholder’s right to sue the fund’s investment advisor.”

•                  This statement is factually incorrect because the proposed amendment does not and could not eliminate a shareholder’s right to sue the Adviser.

•                  Unlike for operating companies, Section 36(b) of the 1940 Act provides a statutory right for investment company shareholders to sue the Adviser directly.

•                  No amendment to the Declaration of Trust could affect that statutory right.

•                  Because this statement is factually incorrect, the concerns intended to be addressed by it are not applicable here and should not be a basis on which to recommend a vote AGAINST this proposal.

Proposal 3B: Amend Declaration of Trust Regarding Treatment of Shareholder and Trust Claims: Forum Selection

The ISS Recommendation states that “[t]he presence of a compelling fund-specific history with regard to out-of-state shareholder litigation is important in light of the limitation on shareholder litigation rights that this proposal represents.”

•                  It is factually incorrect to assume that the Trust has not specifically experienced harm with respect to out-of-state shareholder litigation.

•                  The Trust has demonstrated compelling litigation history through Jones v. Harris, which caused harm in a number of ways over the course of many years.  Because of the unique structure of investment companies, which have no employees of their own, but instead rely on employees of their adviser for their day-to-day management, when an adviser is harmed by litigation, the investment companies for which it provides service are harmed as well.  Because the Jones v. Harris litigation involved issues surrounding the Trust, the Trust is very aware of and has experienced the consequences of litigation, including the impact of forum selection.

•                  In Jones v. Harris, significant expenses were incurred to have the case moved to Illinois where the Adviser maintains its principal place of business.  The removal of Jones v. Harris from a Missouri court to an Illinois court was important for purposes having the claims adjudicated in a jurisdiction in which the judges are familiar with both the issues faced by advisers, investment companies and the comprehensive regulatory protections provided shareholders under the 1940 Act, which protections are not available to shareholders of a typical business corporation.

•                  The proposed amendment establishes Massachusetts as the legal forum because the Trust is organized as a Massachusetts business trust, which has unique statutory characteristics and the Massachusetts judiciary has extensive expertise with those characteristics as well as with the 1940 Act.

•                  The proposed amendment provides protection for the Trust and shareholders against the plaintiffs’ bar seeking to take advantage of a forum with judiciary with less extensive expertise regarding Massachusetts business trusts and the 1940 Act.

•                  The Trust is sensitive to the significant impact of litigation on shareholders and believes the amendment will mitigate harm suffered from any future litigation and help to ensure that shareholders not participating in any potentially frivolous lawsuits are not unfairly impacted.

Proposal 3E: Amend Declaration of Trust Regarding Trustee Powers

The ISS Recommendation states that “support is not warranted for a proposal that essentially gives the board such large scale rights to dismiss or terminate any action, suit, proceeding, dispute, claim, or derivative action brought by a shareholder.”

•                  This statement is factually incorrect because the proposed amendment does not and could not convey judicial power on the trustees to make any final determination regarding any claim, derivative or otherwise.   Any trustee action seeking to have such a claim dismissed or terminated remains subject to ordinary judicial processes.

•                  The proposed amendment does not convey new powers on the trustees.  Even without the proposed amendment, the trustees have the power to act on behalf of the Trust and to proceed to cause any claim, derivative or otherwise, to be dismissed or terminated.

•                  The proposed amendment clarifies that the trustees have full authority to act on behalf of the Trust with respect to all matters involving the Trust, including both claims against the Trust and claims of the Trust against others.

•                  The proposed amendment cannot be interpreted to provide the trustees with authority to take any action outside of their capacity as trustees of the Trust.

•                  Because this statement is factually incorrect, the concerns intended to be addressed are not applicable here and should not be a basis on which to recommend a vote AGAINST this proposal.